EXHIBITS 5.1 AND 23.2

                         SICHENZIA, ROSS & FRIEDMAN LLP
                                ATTORNEYS AT LAW
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                              ---------------------

                            Telephone: (212) 664-1200
                            Facsimile: (212) 664-7329
                            E-Mail: srflaw@i-2000.com

                                                              October 29, 1999

Securities and Exchange Commission
450 Fifth Street N.W.

Washington, DC 20549

                  RE:      OUTLOOK SPORTS TECHNOLOGIES, INC.

Ladies and Gentlemen:

         We refer to the above captioned registration statement on Form SB-2 ( the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Outlook Sports Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of the officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and, in the case of the Class A common stock, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission.

                                                               Very truly yours,

                                              /s/ SICHENZIA, ROSS & FRIEDMAN LLP
                                                  Sichenzia, Ross & Friedman LLP